Exhibit 99.1

         ProAssurance Comments on Florida Malpractice Verdict


    BIRMINGHAM, Ala.--(BUSINESS WIRE)--Oct. 4, 2006--A jury in Tampa has awarded a total of $217 million in a medical malpractice case against insureds of ProNational Insurance Company, a subsidiary of ProAssurance Corporation. The jury awarded $117 million on September 29, 2006 and added $100 million in punitive damages on October 3, 2006. There is no claim outstanding against ProAssurance.

    There are many open legal issues still to be decided regarding both the merits of the case and the availability of coverage to the defendants. Based on similar cases, we believe it will be several years before this case is ultimately resolved.

    We are currently evaluating the details of the case and we expect to be able to discuss this issue in greater detail when we report our third quarter results.

    About ProAssurance

    ProAssurance Corporation is the nation's fourth largest writer of medical professional liability insurance through its principal subsidiaries The Medical Assurance Company, Inc., ProNational
Insurance Company, NCRIC, Inc., PIC Wisconsin, and Red Mountain
Casualty Insurance Company, Inc. ProAssurance also writes professional liability coverage through Woodbrook Casualty Insurance, Inc.

    Caution Regarding Forward-Looking Statements

    This news release contains historical information as well as forward-looking statements that are based upon our estimates and anticipation of future events that are subject to certain risks and uncertainties that could cause actual results to vary materially from the expected results described in the forward-looking statements. Forward-looking statements are identified by words such as, but not limited to, "anticipate," "believe," "estimate," "expect," "hope," "hopeful," "intend," "may," "optimistic," "preliminary," "project," "should," "will" and other analogous expressions. There are numerous important factors that could cause our actual results to differ materially from those in the forward-looking statements. Thus, sentences and phrases that we use to convey our view of future events and trends are expressly designated as forward-looking statements as are sections of this news release clearly identified as giving our outlook on future business.

    Forward-looking statements relating to our business include among other things: statements concerning liquidity and capital requirements, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, payment or performance of obligations under indebtedness, payment of dividends, and other matters.

    These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

    -- General economic conditions, either nationally or in our market area, that are worse than anticipated;

    -- regulatory and legislative actions or decisions that adversely affect our business plans or operations;

    --  price competition;

    --  inflation and changes in the interest rate environment;

    -- performance of financial markets and/or changes in the securities markets that adversely affect the fair value of our investments or operations;

    -- changes in laws or government regulations affecting medical professional liability insurance;

    --  changes to our ratings assigned by rating agencies;

    --  the effects of health care changes, including managed care;

    -- uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectibility of reinsurance;

    -- significantly increased competition among insurance providers and related pricing weaknesses in some markets;

    -- our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

    -- changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial
        Accounting Standards Board;

    --  changes in our organization, compensation and benefit plans;
        and

    -- any other factors listed or discussed in the reports we file with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

    Specifically relating to the referenced case, Navarro vs. Austin:

    --  Post-trial motions may be denied, in whole or in part;

    --  any appeals that may be undertaken may be unsuccessful;

    -- we may be unsuccessful in our legal efforts to limit the scope of coverage available to our insureds for this verdict; and

    -- we may become a party to bad faith litigation over the amount of the judgment above our policy limits.

    Our results may differ materially from those we expect and discuss in any forward-looking statements. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, including the Registration Statement filed on February 15, 2006 and updated on June 2, 2006, as well as our most recent Forms 10K and 10Q.

    We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and wish to advise readers that the factors listed above could affect our financial performance and could cause actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. We do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


    CONTACT: ProAssurance Corporation
             Sr. Vice President, Corporate Communications
             & Investor Relations
             Frank B. O'Neil, 800-282-6242 or 205-877-4461
             foneil@ProAssurance.com